June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020 (June 4, 2020)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing the following update on the most recent information related to its second quarter 2020 financial results and business trends.

There were 21.5 working days in April 2020 and 20 working days in May 2020 compared to 21.5 and 22 working days in the same prior year periods, respectively. There will be 63.5 working days in the second quarter of 2020 which is the same as in second quarter 2019.

Asset-Based Operating Segment

For the month of May 2020 compared to the same period last year, preliminary financial metrics and business trends are as follows:

●	Daily Billed Revenue decreased approximately 18.5%.
●	Total Tonnage/Day decreased approximately 14% with double-digit percentage decreases in both LTL-rated tonnage and truckload-rated spot shipment tonnage moving in the Asset-Based network. Tonnage comparisons with the previous year have been positively impacted by initiatives to fill available Asset-Based equipment capacity with transactional shipments.
●	Total Shipments/Day decreased approximately 13.5%.
●	Total Billed Revenue/CWT decreased approximately 4.5%, impacted by lower fuel surcharges and changes in freight mix and freight profile related to the addition of transactional shipments. The decrease in total billed revenue per hundredweight reflects a slight increase in billed revenue per hundredweight excluding fuel surcharge on LTL-rated shipments, and lower billed revenue per hundredweight on truckload-rated spot transactional shipments moving in the Asset-Based network.
●	Excluding fuel surcharges, pricing on traditional published LTL-rated business improved compared to May 2019 and sequentially compared to April 2020. In addition, the average increases on contractual renewals and deferred pricing agreements negotiated through the first two months of second quarter 2020 were comparable with the 3.1% average increase obtained in second quarter 2019.
●	On a sequential basis versus April 2020, the rates of improvement in May 2020 daily revenue, tonnage and shipments, as well as billed revenue per hundredweight, were some of the best in decades.
●	Total Weight/Shipment decreased approximately 0.5% but LTL-rated Weight/Shipment increased approximately 0.5%.
●	Historically, the second quarter operating ratio for the Asset-Based segment seasonally improves versus the first quarter. However, due to the impact of the COVID-19 pandemic, the 2020 sequential operating ratio comparison for second quarter versus first quarter is not currently expected to be comparable to historic trends. Implementation of the previously announced operational changes and cost reductions may not directly correspond to changes in business levels while serving customers.

Asset-Light ArcBest Segment (not including FleetNet)

For the month of May 2020 compared to the same period last year, preliminary financial metrics and business trends are as follows:

●	Total revenue per day decreased approximately 12%.
●	Purchased transportation expense per day decreased approximately 10%.
●	Purchased transportation expense represented approximately 84% of revenues in May 2020 compared to 82% in May 2019 resulting in margin compression between the two periods.
●	Project business related to the pandemic benefited the segment’s April results. However, automotive and manufacturing plant shutdowns, which began in the month of March due to the COVID-19 pandemic, have had a meaningful negative impact on demand for expedite services through May.

ArcBest Consolidated

For the second quarter of 2020 through the end of May, compared to the same period last year, preliminary financial metrics and business trends are as follows:

●	The significant Asset-Based and ArcBest Asset-Light business declines due to COVID-19 resulted in a year-over-year consolidated revenue reduction of 22% and a sequential consolidated revenue reduction of 15%.
●	Reductions of nonunion compensation and benefits that were put in place to mitigate the operating and financial impact of the COVID-19 pandemic are expected to reduce second quarter 2020 expenses by $15 million to $20 million versus second quarter 2019, provided the measures are maintained throughout second quarter 2020 (previously disclosed in a Form 8-K filed April 7, 2020).
●	ABF Freight will continue to manage costs to business levels, including operational changes in the network and workforce reductions in addition to those resource adjustments previously mentioned and implemented.
●	ArcBest’s preliminary May 31, 2020 consolidated cash and short-term investments, net of debt, increased to approximately $30 million net cash compared to the $3 million net debt position at March 31, 2020, primarily reflecting positive EBITDA and to a lesser extent working capital changes for the two-month period of April and May 2020.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	June 4, 2020	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary